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                                                             EXHIBIT 5.1
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                         GOODWIN, PROCTER & HOAR  LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881


                               November 23, 1998


Segue Software, Inc.
201 Spring Street
Lexington, Massachusetts  02421

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Segue Software, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of a Registration Statement on Form S-8 (the "Registration Statement") relating to 250,000 shares (the "Option Plan Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), which the Company is authorized to issue pursuant to the Segue Software, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as amended (the "Option Plan"), and 100,000 shares (the "Purchase Plan Shares," and together with the Option Plan Shares, the "Shares") of Common Stock which the Company is authorized to issue pursuant to the Segue Software, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan").

     As counsel for the Company, we have examined a copy of the Option Plan, the Purchase Plan and the Company's Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that, when the Shares are sold and paid for pursuant to the terms of the Option Plan or the Purchase Plan, as the case may be, the Shares will be legally issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    GOODWIN, PROCTER & HOAR LLP